Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. §1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of ContinuityX Solutions, Inc., (the “Company”) on Form 10-Q for the period ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Godwin, the Chief Executive Ojjfficer of the Company, and I, Brian Wasserman, the Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 21, 2012	/s/ David Godwin
	Name:	David Godwin
	Title:	Chief Executive Officer

November 21, 2012	/s/ Brian Wasserman
	Name:	Brian Wasserman
	Title:	Chief Financial Officer

This certification accompanies each Report pursuant to Section  906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent  required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for  purposes of Section 18 of the Securities Exchange Act of 1934, as  amended.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.